EXHIBIT 13.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350

In connection with the Amendment No. 1 to Annual Report of Attunity Ltd (the "Company") on Form 20-F/A for the period ended December 31, 2016 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Dror Harel-Elkayam, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, that, to my knowledge:

 (1)  The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Dror Harel-Elkayam Dror Harel-Elkayam Chief Financial Officer

Date: March 6, 2017